Mannatech Reports Fourth Quarter 2019 Financial Results

(FLOWER MOUND, Texas) March 26, 2020 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its fourth quarter of 2019.

Quarter End Results

Fourth quarter net sales for 2019 were $39.4 million, a decrease of $4.6 million, or 10.5%, as compared to $44.0 million in the fourth quarter of 2018. Income from operations increased to $2.7 million for the fourth quarter 2019, from a loss of $0.5 million in the same period in 2018. Net income was $2.1 million, or $0.87 per diluted share, for the fourth quarter 2019, as compared to a net loss of $1.6 million, or ($0.66) per diluted share, for the fourth quarter 2018.

Gross profit as a percentage of sales decreased to 78.9% for the three months ended December 31, 2019, as compared to 79.5% for the same period in 2018.

Commissions as a percentage of net sales were 39.9% for the three months ended December 31, 2019, as compared to 40.2% for the same period in the prior year. Incentive costs as a percentage of net sales were 0.9% for the three months ended December 31, 2019, as compared to 3.4% for the same period in 2018.

For the three months ended December 31, 2019, overall selling and administrative expenses decreased by $2.5 million to $5.9 million, as compared to $8.5 million for the same period in 2018. The decrease in selling and administrative expenses consisted primarily of a $1.3 million decrease in payroll related costs, a $1.0 million decrease in marketing costs and a $0.1 million decrease in warehouse costs.

For the three months ended December 31, 2019, other operating costs decreased by $1.5 million to $5.9 million, as compared to $7.4 million for the same period in 2018. The decrease in other operating costs was primarily due to a decrease in legal and consulting fees as well as travel and entertainment costs associated with our corporate sponsored events.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of our packs or products as of December 31, 2019 and 2018 were approximately 169,000 and 200,000, respectively. Recruiting decreased 9.7% in the fourth quarter of 2019 as compared to the fourth quarter of 2018. The number of new independent associate and preferred customer positions in the company’s network for the fourth quarter of 2019 was 18,462 as compared to 20,447 in 2018.

Year End Results

Overall net sales decreased $15.8 million, or 9.1%, for 2019, as compared to 2018. During 2019, fluctuations in foreign currency exchange rates had an overall unfavorable impact on our net sales. During 2019, our net sales declined 6.1% on a Constant dollar basis (a Non-GAAP financial measure); while unfavorable foreign exchange during 2019 caused a decrease of $5.3 million in net sales as compared to 2018. Net income for 2019 was $3.3 million, or $1.35 per diluted share, as compared to a net loss of $3.9 million, or ($1.53) per diluted share, for 2018.

Gross profit as a percentage of net sales decreased to 80.0% for 2019, as compared to 80.1% for 2018.

Commission expenses decreased for the year ended December 31, 2019, by 10.7%, or $7.4 million to $61.7 million, as compared to $69.1 million for the same period in 2018. Commissions as a percentage of net sales were 39.1% for the year ending December 31, 2019 and 39.8% for the same period in the prior year.

Incentive costs decreased for the year ended December 31, 2019 by 40.9%, or $1.8 million, to $2.6 million, as compared to $4.4 million, for the same period in 2018. The costs of incentives, as a percentage of net sales decreased to 1.6% for the year ended December 31, 2019, as compared to 2.5% for the same period in 2018.

For the year ended December 31, 2019, overall selling and administrative expenses decreased by $3.3 million, or 9.8%, to $30.8 million, as compared to $34.2 million for the same period in 2018. The decrease in selling and administrative expenses consisted of a $2.1 million decrease in marketing costs, of which $1.1 million was a VAT refund that was originally recorded in marketing costs, a $0.6 million decrease in distribution costs, a $0.4 million decrease in stock based compensation expense and a $0.2 million decrease in contract labor costs.

For the year ended December 31, 2019, other operating costs decreased by $6.9 million, or 23.3%, to $22.6 million, as compared to $29.4 million for the same period in 2018. For the year ended December 31, 2019, other operating costs, as a percentage of net sales, were 14.3%, as compared to 17.0% for the same period in 2018. The decrease was due to a $2.2 million decrease in travel and entertainment costs associated with management's decision to conduct Mannafest as a regional event instead of an international event, a $2.2 million decrease in office expenses due to the corporate office relocation during 2018, a $1.4 million decrease in legal and consulting fees, a $0.5 million decrease in bad debt expense, a $0.4 million decrease in credit card fees and a $0.1 million decrease in charitable contributions.

For the year ended December 31, 2019 our tax provision was $2.4 million and for the comparable period of 2018, our tax provision was $4.4 million. For both 2019 and 2018, the Company’s provision was impacted by the mix of earnings across jurisdictions, valuation allowance recorded on losses in certain jurisdictions, and the impact of global intangible low-tax income as a result of the Tax Cuts and Jobs Act (the "Act") passed in 2017.

As of December 31, 2019, our cash and cash equivalents increased by 13.4%, or $2.9 million, to $24.8 million from $21.8 million as of December 31, 2018. For the year ended December 31, 2019 operations generated $4.9 million of cash. During the year ended December 31, 2019, we invested $0.8 million in computer hardware and software and $0.4 million for leasehold improvements in various international offices and training centers. During this period, our financing activities included repayments of $1.2 million to long term liabilities and finance lease obligations. Finally, we are proud that we have returned shareholder value with $1.2 million for dividends to shareholders and repurchases of $0.3 million in common stock.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

We have included a second non-GAAP measure, which reconciles net loss, as reported to net earnings, as adjusted. This presentation isolates the effects of some items that vary from period to period without any correlation to core operating performance and eliminates certain items that management believes do not reflect the Company’s operations and underlying operational performance. Please see Schedule A: Reconciliation of Non-GAAP Financial Measures (Net Earnings, as Adjusted).

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com.

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$24,762	$21,845
Restricted cash	943	1,514
Accounts receivable, net of allowance of $708 and $770 in 2019 and 2018, respectively	955	106
Income tax receivable	220	291
Inventories, net	10,152	12,821
Prepaid expenses and other current assets	2,239	3,361
Deferred commissions	1,758	2,449
Total current assets	41,029	42,387
Property and equipment, net	5,261	5,860
Construction in progress	865	904
Long-term restricted cash	5,295	7,225
Other assets	9,592	3,894
Deferred tax assets, net	881	1,928
Total assets	$62,923	$62,198
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$87	$75
Accounts payable	3,526	6,724
Accrued expenses	8,209	5,995
Commissions and incentives payable	9,728	12,189
Taxes payable	2,187	2,655
Current notes payable	739	702
Deferred revenue	4,416	5,274
Total current liabilities	28,892	33,614
Finance leases, excluding current portion	176	72
Deferred tax liabilities	3	3
Long-term notes payable	363	883
Other long-term liabilities	6,214	2,302
Total liabilities	35,648	36,874
Commitments and contingencies (Note 11)
Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 2,381,131 shares outstanding as of December 31, 2019 and 2,742,857 shares issued and 2,381,149 shares outstanding as of December 31, 2018	—	—
Additional paid-in capital	34,143	33,939
Accumulated deficits	(690)	(2,782)
Accumulated other comprehensive income	3,757	4,337
Treasury stock, at average cost, 361,726 shares as of December 31, 2019 and 361,708 shares as of December 31, 2018, respectively	(9,935)	(10,170)
Total shareholders’ equity	27,275	25,324
Total liabilities and shareholders’ equity	$62,923	$62,198

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	For the three months ended December 31,		For the years ended December 31,
	2019	2018	2019	2018
Net sales	$39,388	$44,024	$157,728	$173,558
Cost of sales	8,297	9,049	31,550	34,476
Gross profit	31,091	34,975	126,178	139,082
Operating expenses:
Commissions and incentives	16,064	19,153	64,254	73,514
Selling and administrative expenses	5,916	8,450	30,824	34,156
Depreciation and amortization	524	543	2,088	2,064
Other operating costs	5,858	7,352	22,579	29,438
Total operating expenses	28,362	35,498	119,745	139,172
Income (loss) from operations	2,729	(523)	6,433	(90)
Interest income (expense)	67	76	(16)	288
Other income (expense), net	(1,235)	(390)	(681)	291
Income (loss) before income taxes	1,561	(837)	5,736	489
Income tax (provision) benefit	544	(738)	(2,447)	(4,375)
Net income (loss)	$2,105	$(1,575)	$3,289	$(3,886)
Income (loss) per common share:
Basic	$0.88	$(0.66)	$1.38	$(1.53)
Diluted	$0.87	$(0.66)	$1.35	$(1.53)
Weighted-average common shares outstanding:
Basic	2,385	2,381	2,391	2,541
Diluted	2,416	2,381	2,441	2,541

Non-GAAP Financial Measures (Sales, Gross Profit and Income From Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles fourth quarter 2019 constant dollar sales to GAAP sales.

	Sales - Q4 2019
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	Constant $ Change
Americas	$11.8	$11.8	$—
Asia Pacific	24.1	24.8	0.7
EMEA	3.4	3.5	0.1
Total	$39.3	$40.1	$0.8

The table below reconciles fiscal year 2018 and 2019 constant dollar net sales, gross profit and income from operations to GAAP net sales, gross profit and income from operations.

	2019		2018	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	157.7	163.0	$173.6	(10.6)	(6.1)%
Product	154.6	159.7	170.2	(10.5)	(6.2)%
Pack and associate fees	2.3	2.4	2.5	(0.1)	(4.0)%
Other	0.8	0.9	0.9	—	—%
Gross profit	126.2	130.5	139.1	(8.6)	(6.2)%
Income (loss) from operations	6.4	7.7	(0.1)	7.8	(7,800.0)%

Schedule A: Reconciliation of Non-GAAP Financial Measures (Net Earnings, as Adjusted)
(Unaudited and unreviewed), (Table provides Dollars in thousands)
In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included in this release adjusted net earnings, a performance measure that the Securities and Exchange Commission defines as a “non-GAAP financial measure.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain items that management believes do not reflect the Company’s operations and underlying operational performance.
The following is a reconciliation of net loss, presented and reported in accordance with U.S. generally accepted accounting principles, to net earnings, as adjusted for certain items:

	Three Months Ended		Twelve Months Ended
	12/31/2019	12/31/2018	12/31/2019	12/31/2018
Net income (loss), as reported	$2,105	$(1,575)	$3,289	$(3,886)
Expenses related to moving the corporate headquarters	—	—	—	1,305
Net earnings (loss), as adjusted	$2,105	$(1,575)	$3,289	$(2,581)